SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of Earliest Event Reported): May 1, 1996




                            COMSTOCK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



           NEVADA                     0-16741                    94-1667468
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)           Identification Number)



                5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244
                    (Address of principal executive offices)


                                (214) 701 - 2000
                          (Registrant's Telephone No.)

Item 2. Acquisition or Disposition of Assets

         On May 1 and May 2, 1996, Comstock Resources, Inc. (the "Company") acquired 100% of the capital stock of Black Stone Oil Company and additional interests held by other working interest owners in certain producing oil and gas properties as well as interests in undeveloped oil and gas leases located in East Texas for total cash consideration of approximately $104 million. Black Stone Oil Company is the operator of the producing oil and gas properties which are located in the Double A Wells field in Polk County, Texas. The estimated net proved oil and gas reserves acquired are estimated at 98.5 billion cubic feet of natural gas and 5.3 million barrels of oil as of January 1, 1996, the effective date of the acquisition. Such reserves have estimated pretax future net cash flows of $249 million and estimated pretax discounted future net cash flows of $149 million.

         The acquisition was financed under a new $176 million bank credit facility provided by The First National Bank of Chicago and Bank One Texas, N.A., consisting of a $166 million revolving credit facility and a $10 million bridge loan. The Company financed the $104 million acquisition and refinanced $58.7 million outstanding under its existing revolving credit facility and an existing $10 million bridge loan which was to mature on July 31, 1996 with borrowings under the new bank credit facility. Amounts outstanding under the new revolving credit facility presently bear interest at the agent bank's base rate plus 1/2% and are subject to a borrowing base determined semiannually by the banks. Upon repayment of the new $10 million bridge loan, the Company may elect to have borrowings bear interest at LIBOR plus up to 2%. The new revolving credit facility converts to a two year term loan on May 1, 1999. Amounts outstanding under the new bridge loan bear interest at the agent bank's base rate plus 3% and are payable in full on December 31, 1996.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                                                                      Page in
                                                                    This Report
(a)Financial Statements.

   Black Stone Acquisition:

    Report of Independent Public Accountants ..........................    F-1
    Statements of Revenues and Direct Operating Expenses
         for the Years ended December 31, 1993, 1994 and 1995
         and Three Months Ended March 31, 1995 and 1996................    F-2
    Notes to Statements of Revenues and Direct Operating Expenses......    F-3

(b)Pro Forma Financial Information.

   Comstock Resources, Inc.:

    Pro Forma Consolidated Financial Statements (Unaudited)............    P-1
    Pro Forma Consolidated Balance Sheet as of March 31, 1996..........    P-2
    Pro Forma Consolidated Statement of Operations
         for the Year Ended December 31, 1995..........................    P-3
    Pro Forma Consolidated Statement of Operations
         for the Three Months Ended March 31, 1996.....................    P-4
    Notes to Pro Forma Consolidated Financial Statements...............    P-5

(c)  Exhibits.

          2(a) Agreement For Purchase and Sale - Black Stone Holdings Partnership et. al. as Seller and Comstock Oil & Gas, Inc. as Buyer and Comstock Resources, Inc. as Guarantor.

          99(c) Credit Agreement dated as of May 1, 1996 between Comstock Resources, Inc., Comstock Oil & Gas, Inc., Comstock Oil & Gas -- Louisiana, Inc., Comstock Offshore Energy, Inc., the Banks and The First National Bank of Chicago, as Agent and Bank One, Texas N.A., as Co-agent.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS










To the Board of Directors and Stockholders of Comstock Resources, Inc.:

      We have audited the accompanying statements of revenues and direct operating expenses of the Black Stone Acquisition (see Note 1) for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the management of Comstock Resources, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the Black Stone Acquisition described in Note 1 for the years ended December 31, 1993, 1994 and 1995 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Dallas, Texas,
   May 3, 1996

                             BLACK STONE ACQUISITION

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

              For the Years Ended December 31, 1993, 1994 and 1995
             and for the Three Months Ended March 31, 1995 and 1996



                                                                    Three Months
                                  Year Ended December 31,         Ended March 31,
                           ----------------------------------- ----------- -----------
                               1993        1994        1995        1995        1996
                           ----------- ----------- ----------- ----------- -----------
                                                                     (Unaudited)
REVENUES

  Oil and gas sales        $ 2,909,854 $ 6,738,087 $17,991,527 $ 2,923,944 $7,825,741


DIRECT OPERATING EXPENSES

  Oil and gas operating        474,757     990,723   2,453,204     375,231    863,461
                           ----------- ----------- ----------- ----------- -----------

EXCESS OF REVENUES OVER
 DIRECT OPERATING EXPENSES $ 2,435,097 $ 5,747,364 $15,538,323 $ 2,548,713 $6,962,280
                           =========== =========== =========== =========== ===========




       See Notes to Statements of Revenues and Direct Operating Expenses.

                             BLACK STONE ACQUISITION

          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


(1) BASIS OF PRESENTATION -

     On May 1, 1996, the Company acquired 100% of the capital stock of Black Stone Oil Company and additional interests held by other working interest owners in the Double A Wells field in East Texas as well as interests in certain undeveloped oil and gas leases (the "Black Stone Acquisition") for total cash consideration of approximately $104 million. The acquisition includes interests in 19 producing wells (7.74 net wells).

     The Company financed the $104 million acquisition and refinanced $58.7 million outstanding under its existing revolving credit facility and an existing $10 million bridge loan which was to mature on July 31, 1996 with borrowings under the new bank credit facility consisting of a $166 million revolving credit facility and a $10 million bridge loan. Amounts outstanding under the new revolving credit facility bear interest at the agent bank's base rate plus 1/2% and are subject to a borrowing base determined semiannually by the banks. The new revolving credit facility converts to a two year term loan on May 1, 1999. Amounts outstanding under the new bridge loan bear interest at the agent bank's base rate plus 3% and are payable in full on December 31, 1996.

     The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by the Company.

     Historical financial information reflecting financial position, results of operations and cash flows of the Black Stone Acquisition is not presented because all of the acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.


(2) SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED) -

Estimated Quantities of Proved Oil and Gas Reserves

     The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were estimated by independent petroleum engineers in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

                             BLACK STONE ACQUISITION

     PROVED OIL AND GAS RESERVES AS OF DECEMBER 31, 1995:

                                   Oil (Bbls)           Gas (Mcf)
                                   ------------        ------------

     Proved Reserves                  5,302,000          98,549,000
                                   ============        ============

     Proved Developed Reserves        3,794,000          70,831,000
                                   ============        ============

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows (the "Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of December 31, 1995 oil and gas prices and current costs for estimated future production and development expenditures with no provision for escalation except as provided for by contractual agreements. Discounted future net cash flows are calculated using a 10% discount rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, the December 31, 1995 prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.



     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS BEFORE INCOME TAXES AT DECEMBER 31, 1995:

     Future Cash Inflows                            $ 292,795,000
     Future Costs:
         Production                                   (40,582,000)
         Development                                   (3,601,000)
     Future Net Cash Flows                            248,612,000
     10% Discount Factor                             (100,024,000)
                                                    --------------
     Standardized Measure of Discounted Future
         Net Cash Flows before Income Taxes         $ 148,588,000
                                                    ==============

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


     The  accompanying  Pro Forma  Consolidated  Financial  Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Comstock Resources, Inc. and subsidiaries (the "Company"). The Pro Forma Consolidated Balance Sheet as of March 31, 1996 has been prepared as if the Black Stone Acquisition was consummated on March 31, 1996. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 have been prepared as if the Black Stone Acquisition and the 1995 Acquisitions, as described in Note 1, were consummated immediately prior to January 1, 1995 and January 1, 1996, respectively.

     The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statements of Operations due to normal production declines, changes in oil and gas prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's consolidated financial statements and the related notes included in the Company's quarterly report on Form 10-Q for the three months ended March 31, 1996.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
                                 MARCH 31, 1996

                                     ASSETS
                                                               Pro Forma
                                                              Adjustments
                                                                (Note 2)
                                                              Black Stone
                                                 Historical  Acquisition(a)  Pro Forma
                                               ------------- ------------- -------------
Cash and Cash Equivalents                      $    657,816  $  5,206,600  $  5,864,416
Accounts Receivable:
 Oil and gas sales                                6,780,000        -          6,780,000
 Gas marketing sales                             11,325,600        -         11,325,600
 Joint interest operations                        1,448,177        -          1,448,177
Prepaid Expenses and Other                          615,980        -            615,980
Inventory                                            91,005        -             91,005
                                               ------------- ------------- -------------
  Total current assets                           20,918,578     5,206,600    26,125,178
                                               ------------- ------------- -------------
Property and Equipment:
 Oil and gas properties                         156,918,688   100,300,000   257,218,688
 Other                                            2,776,143        -          2,776,143
 Accumulated depreciation,
  depletion and amortization                    (58,025,109)       -        (58,025,109)
                                               ------------- ------------- -------------
  Net property and equipment                    101,669,722   100,300,000   201,969,722
                                               ------------- ------------- -------------
Other Assets                                        933,768      (240,579)      693,189
                                               ------------- ------------- -------------
                                               $123,522,068  $105,266,021  $228,788,089
                                               ============= ============= =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Portion of Long-term Debt              $ 10,260,566  $     -       $ 10,260,566
Accounts Payable and Accrued Expenses            18,958,008     1,966,021    20,924,029
                                               ------------- ------------- -------------
  Total current liabilities                      29,218,574     1,966,021    31,184,595
                                               ------------- ------------- -------------
Long-term Debt, less Current Portion             59,505,625   103,300,000   162,805,625
Deferred Revenue                                    322,501        -            322,501
Other Noncurrent Liabilities                      1,185,071        -          1,185,071
Stockholders' Equity:
 Preferred stock -
  $10.00 par, 3,100,000 shares outstanding       31,000,000        -         31,000,000
 Common stock -
  $.50 par, 13,120,242 shares outstanding         6,560,122        -          6,560,122
 Additional paid-in capital                      38,861,759        -         38,861,759
 Retained deficit                               (43,067,990)       -        (43,067,990)
 Less: Deferred compensation -
  restricted stock                                  (63,594)       -            (63,594)
                                               ------------- ------------- -------------
  Total stockholders' equity                     33,290,297        -         33,290,297
                                               ------------- ------------- -------------
                                               $123,522,068  $105,266,021  $228,788,089
                                               ============= ============= =============

            See Notes to Pro Forma Consolidated Financial Statements.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

                      For the Year Ended December 31, 1995


                                                  Pro Forma Adjustments (Note 2)
                                            -----------------------------------------
                                             Black Stone    The 1995
                                Historical   Acquisition (b)Acquisitions   Other        Pro Forma
                              ------------- -------------  ------------ ------------- -------------
Revenues:

  Oil and gas sales           $ 22,090,894  $ 17,991,527   $ 8,041,986  $     -       $ 48,124,407
  Gas marketing sales           50,078,366        -            506,957        -         50,585,323
  Gas gathering and processing     600,212        -             62,418        -            662,630
  Gain on sales of property      2,608,088        -              -            -          2,608,088
  Other income                     290,115        -             70,219        -            360,334
                              ------------- -------------  ------------ ------------- -------------
    Total revenues              75,667,675    17,991,527     8,681,580        -        102,340,782
                              ------------- -------------  ------------ ------------- -------------
Expenses:
  Oil and gas operating          7,426,626     2,453,204     3,214,250        -         13,094,080
  Natural gas purchases         48,908,969        -            478,288        -         49,387,257
  Gas gathering and processing     209,535        -             39,599        -            249,134
  Depreciation, depletion
    and amortization             8,613,042        -              -         9,560,945    18,173,987
  General and administive, net   1,979,283        -              -          (561,850)    1,417,433
  Interest                       5,541,680        -              -        13,081,463    18,623,143
  Impariment of oil and gas
      properties                29,150,000        -              -            -         29,150,000
                              ------------- -------------  ------------ ------------- -------------
    Total expenses             101,829,135     2,453,204     3,732,137    22,080,558   130,095,034
                              ------------- -------------  ------------ ------------- -------------
Income (loss) before income
     taxes                     (26,161,460)   15,538,323     4,949,443   (22,080,558)  (27,754,252)
Provision for income taxes          -             -              -            -             -
                              ------------- -------------  ------------ ------------- -------------
Income (loss)                  (26,161,460)   15,538,323     4,949,443   (22,080,558)  (27,754,252)
                              ------------- -------------  ------------ ------------- -------------
Preferred stock dividends       (1,907,500)       -              -            -         (1,907,500)
                              ------------- -------------  ------------ ------------- -------------
Net income (loss) attributable
  to common stock             $(28,068,960) $ 15,538,323   $ 4,949,443  $(22,080,558) $(29,661,752)
                              ============= =============  ============ ============= =============
Net income (loss) per         $      (2.24)                                           $      (2.36)
                              =============                                           =============
Weighted average common
  shares outstanding            12,545,752                                              12,545,752
                              =============                                           =============


            See Notes to Pro Forma Consolidated Financial Statements.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

                    For the Three Months Ended March 31, 1996


                                                Pro Forma Adjustments (Note 2)
                                                ------------------------------
                                                 Black Stone
                                  Historical     Acquisition (b)     Other       Pro Forma
                                 ------------   -------------    ------------  ------------
Revenues:
   Oil and gas sales             $ 9,555,141    $  7,825,741     $     -       $17,380,882
   Gas marketing sales            25,425,901          -                -        25,425,901
   Gas gathering and processing      153,611          -                -           153,611
   Other income                      129,945          -                -           129,945
                                 ------------   -------------    ------------  ------------
      Total revenues              35,264,598       7,825,741           -        43,090,339
                                 ------------   -------------    ------------  ------------
Expenses:
   Oil and gas operating           2,523,187         863,461           -         3,386,648
   Natural gas purchases          24,793,593          -                -        24,793,593
   Gas gathering and processing       56,946          -                             56,946
   Depreciation, depletion
      and amortization             2,621,358          -            2,453,244 (d) 5,074,602
   General and administrative, net   411,833          -              (42,799)(f)   369,034
   Interest                        1,848,470          -            2,143,475 (g) 3,991,945
                                 ------------   -------------    ------------  ------------
      Total expenses              32,255,387         863,461       4,553,920    37,672,768
                                 ------------   -------------    ------------  ------------
Income before income taxes         3,009,211       6,962,280      (4,553,920)    5,417,571
Provision for income taxes             -              -                -             -
                                 ------------   -------------    ------------  ------------
Income                             3,009,211       6,962,280      (4,553,920)    5,417,571
Preferred stock dividends           (633,146)         -                -          (633,146)
                                 ------------   -------------    ------------  ------------
Net income attributable
   to common stock               $ 2,376,065    $  6,962,280     $(4,553,920)  $ 4,784,425
                                 ============   =============    ============  ============

Net income attributable to common stock per share -
      Primary                    $      0.18                                   $      0.35
                                 ============                                  ============
      Fully diluted              $      0.15                                   $      0.27
                                 ============                                  ============
Weighted average number of common and common
   stock equivalent shares outstanding -
      Primary                     13,522,330                                    13,522,330
                                 ============                                  ============
      Fully diluted               19,928,710                                    19,928,710
                                 ============                                  ============


            See Notes to Pro Forma Consolidated Financial Statements.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


(1) BASIS OF PRESENTATION -

     On May 1 and May 2, 1996, the Company acquired 100% of the capital stock of Black Stone Oil Company and additional interests held by other working interest owners in the Double A Wells field in East Texas as well as interests in certain undeveloped oil and gas leases (the "Black Stone Acquisition") for total cash consideration of approximately $104 million. Black Stone Oil Company is the operator of the oil and gas properties which were acquired. The acquisition includes interests in 19 producing wells (7.74 net wells).

     The Company financed the $104 million acquisition and refinanced $58.7 million outstanding under its existing revolving credit facility and an existing $10 million bridge loan which was to mature on July 31, 1996 with borrowings under the new bank credit facility consisting of a $166 million revolving credit facility and a $10 million bridge loan. Amounts outstanding under the new revolving credit facility bear interest at the agent bank's base rate plus 1/2% and are subject to a borrowing base determined semiannually by the banks. The new revolving credit facility converts to a two year term loan on May 1, 1999. Amounts outstanding under the new bridge loan bear interest at the agent bank's base rate plus 3% and are payable in full on December 31, 1996.

     On July 31, 1995, the Company closed an acquisition of producing oil and gas properties and natural gas gathering systems located in East Texas and North Louisiana from Sonat Exploration Company, a wholly owned subsidiary of Sonat Inc. ("Sonat") for total cash consideration of $50.6 million. The Company acquired interests in 319 (188 net) oil and gas wells from Sonat for $49.1 million. The interests were acquired with an effective date of March 1, 1995. In addition, the Company acquired the managing general partner interest of and a 20.31% limited partner interest in Crosstex Pipeline Partners, Ltd. ("Crosstex"), as well as certain other gas gathering systems primarily located in Harrison County, Texas from Sonat for cash consideration of $1.5 million. On May 15, 1995, the Company closed an acquisition of producing offshore oil and gas properties located in Louisiana State waters in the Gulf of Mexico. The
Company acquired interests in 14 oil and gas wells (3.5 net wells) for $8,199,000. The effective date of the acquisition was November 1, 1994. During 1995, the Company acquired interests in the Lake LaRose field in South Louisiana for approximately $1 million. The three acquisitions closed in 1995 are hereafter referred to as the "1995 Acquisitions."

     The accompanying Pro Forma Consolidated Balance Sheet at March 31, 1996 and the Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996, have been prepared assuming the Company consummated, immediately prior to each of the periods presented, the Black Stone Acquisition and the 1995 Acquisitions, funded by borrowings under the Company's bank credit facility (see Note 2).

     No adjustment has been made to reflect income taxes related to the Black Stone Acquisition or the 1995 Acquisitions due to the Company's net operating loss carryforwards which would offset any current or deferred tax liabilities.

     The Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                   (Continued)


(2) PRO FORMA ADJUSTMENTS -

     Pro forma adjustments necessary to adjust the Consolidated Balance Sheet and Statements of Operations are as follows:

     (a) To record the Black Stone Acquisition funded by borrowings under the Company's new bank credit facility.

     (b) To record revenue and direct operating expenses of the Black Stone Acquisition, based on the statements of revenue and direct operating expenses for the year ended December 31, 1995 and for the three months ended March 31, 1996.

     (c)  To  record  revenue  and  direct   operating   expenses  of  the  1995
          Acquisitions.

     (d) To record estimated depreciation and depletion expense attributable to the Black Stone Acquisition and 1995 Acquisitions using the unit-of-production method applied to the net cost of the properties acquired.

     (e) To record the increase in general and administrative expense of $164,025 less the operating fee income of $725,875 attributable to Black Stone and the 1995 Acquisitions for the year ended December 31, 1995.

     (f) To record operating fee income of $42,799 attributable to the Black Stone Acquisition for the three months ended March 31, 1996.

     (g) To record interest expense attributable to the increase in debt to finance the purchase of the Black Stone Acquisition and the 1995 Acquisitions. Interest expense is based upon the weighted average interest rate incurred by the Company under its new bank credit facility in the case of the Black Stone Acquisition or under the existing credit facility in the case of the 1995 Acquisitions, assuming the entire cost of the acquisitions had been funded with bank borrowings at January 1 of each period.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            COMSTOCK RESOURCES, INC.



Dated:  May 7, 1996             By:/s/ROLAND O. BURNS
                                   ------------------
                                Roland O. Burns
                                Senior Vice President, Chief Financial Officer,
                                Secretary, and Treasurer (Principal Financial
                                      and Accounting Officer)